UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 21, 2005

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 21, 2005, the stockholders of Horizon Health Corporation (the “Company”) approved the Horizon Health Corporation 2005 Omnibus Incentive Plan (the “Plan”), pursuant to a proposal that was submitted to the stockholders for approval at the Company’s 2005 Annual Meeting of Stockholders.

Description of the Plan

Key terms of the Plan are as follows:

Administration. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). If the Committee includes any members who do not meet the requirements of “outside directors” for purposes of qualifying an award under the Plan for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), then any awards to executive officers subject to Section 162(m) intended to satisfy the Section 162(m) performance-based compensation exception will be determined solely by a subcommittee of the Committee consisting of two or more members of the Committee who shall meet the requirements for being “outside directors” under Section 162(m). The Committee has the discretionary power to interpret the terms and intent of the Plan and any Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments and guidelines. Determinations of the Committee made under the Plan are final and binding.

Eligibility. Employees, directors and third party service providers of the Company and its subsidiaries who are selected from time to time by the Committee may be granted awards under the Plan; provided, however, that only employees may receive incentive stock options.

Awards. The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and dividend equivalents. Awards made under the Plan shall be evidenced by an Award Agreement between the Company and each recipient of such an award which will specify the terms and conditions of the award.

Shares Subject to the Plan. The maximum number of new shares of Common Stock issuable under the Plan is 300,000. Any outstanding stock options granted under the 1995 and 1998 Employee Stock Option Plans and the 1995 Director Plan (collectively, the “Prior Plans”) will continue to be governed by the terms of such plans. However no further grants of awards will be made under the Prior Plans as a result of the approval of the Plan by the stockholders of the Company.

The Plan imposes annual per-participant award limits. The maximum number of shares for which options, stock appreciation rights, restricted stock or restricted stock units (“Options”) may be granted to any one Participant in any one plan year (“Plan Year”) is 50,000. The maximum aggregate grant to any one Participant in any one Plan Year of performance units or performance shares is the value of 50,000 shares determined as of the date of vesting or payout, as applicable. The maximum aggregate grant to any one Participant in any one Plan Year of other cash-based awards may not exceed the value of 50,000 shares of Common Stock determined as of the date of the grant, and the maximum aggregate award to any one Participant in any one Plan Year of other stock-based awards is 50,000 shares. The maximum aggregate grant to any one Participant in any one Plan Year of all awards (regardless of type) shall be 50,000 shares or the equivalent cash value thereof. In no event shall the aggregation of all awards (regardless of type) to all Participants in any one Plan Year exceed 150,000 shares or the equivalent cash value thereof; excluding, however, awards granted to new employees in connection with employment.

The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends. The Committee may also make adjustments to reflect unusual or nonrecurring events.

Change in Control. If there is a Change of Control (as defined in the Plan) of the Company, all awards vest and are exercisable, and Performance-Based Awards (as defined in the Plan) shall be considered fully earned. Performance-Based Awards denominated in shares shall be paid within thirty (30) days of a Change of Control, provided that the Compensation Committee has the authority to pay such awards in cash. Performance-Based Awards denominated in cash shall be paid in cash within thirty (30) days after the Change of Control. In addition, with respect to Options and stock appreciation rights (“SARs”), if a Participant’s employment is terminated for any reason other than cause within three (3) months prior or twelve (12) months subsequent to a Change of Control, the Participant has until the earlier of twelve (12) months or the termination of the Option or SAR term to exercise the Option or SAR. Also, the Compensation Committee may decide, no later than ten (10) days prior to stockholder approval of a Change of Control, to specify that Options may be exercised for a limited time period, after which those Options are terminated, or to require the mandatory surrender of Options in exchange for cash.

Under the Plan, a Change of Control may be triggered if (a) there is an acquisition of thirty percent (30%) or more of the outstanding shares or the voting power of the outstanding securities; (b) certain changes occur in the membership of the Board of Directors; or (c) there is consummation of a reorganization, merger or consolidation or sale of the Company or any subsidiary of the Company or a disposition of all or substantially all of the Company’s assets, subject to several exceptions contemplating business and ownership continuity following the transaction.

Amendments. The Committee may at any time alter, amend, modify, suspend, or terminate the Plan or any outstanding award in whole or in part. No amendment of the Plan will be made without stockholder approval if stockholder approval is required by law. No amendment may adversely affect the rights of any Participant without his or her consent under an outstanding award, unless specifically provided for in the Plan.

The foregoing summary of the Plan is qualified by reference to the full text of the Plan, which is attached as Appendix A to the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 15, 2004.

Grant of Contingent Awards

The Committee awarded fiscal year 2005 deferred incentive bonuses to the CEO and other executive officers of the Company, subject to and contingent upon approval of the Plan by the stockholders. Stockholder approval of the Plan was obtained on January 21, 2005, and as a result, such bonus awards are effective. These bonuses are based on the extent to which the Company attains budgeted earnings per share as approved by the Company’s Board of Directors for fiscal year 2005 (the “2005 Corporate Performance Target”). In the case of the Company’s President and CEO, Mr. Newman, the bonus will be 100% of base salary if 100% of the 2005 Corporate Performance Target is attained. In the case of the Company’s executive officers other than Mr. Newman, the target bonus is 50% of base salary if 100% of the 2005 Corporate Performance Target is met. The deferred incentive bonus will be 25% of base salary (50% in the case of Mr. Newman) if at least 80% of the 2005 Corporate Performance Target is attained. For attainment of the 2005 Corporate Performance Target at greater than 100% and up to 115%, the deferred incentive bonus increases ratably from 50% of base salary (100% in the case of Mr. Newman) to 70% (150% in the case of Mr. Newman), respectively. No deferred incentive bonuses will be paid under these awards unless at least 80% of the 2005 Corporate Performance Target is attained.

Any deferred incentive bonuses that are awarded based on the 2005 Corporate Performance Target are payable in four equal installments over the period consisting of fiscal years 2005, 2006, 2007, and 2008. Each installment is payable 50% in cash and 50% in Company stock. The amount of the bonus earned will be determined as soon as administratively feasible after the close of the 2005 fiscal year, and actual payment of all the deferred installments of the bonus are contingent on the executive remaining employed until the date such deferred incentive bonus is payable. If employment terminates for any reason other than retirement, death, or disability, the remaining unpaid installments of the deferred bonus award are forfeited. All unvested installments, however, fully vest in the event of a change of control of the Company. The total number of shares of Company stock that will be issued under any such deferred incentive bonus award will be determined by dividing the dollar amount of one half of the total deferred incentive award actually earned by the executive by the closing price of the Company’s Common Stock on the NASDAQ stock market on August 31, 2005.

The following chart sets forth the deferred incentive bonuses for fiscal year 2005 that were awarded under the Plan by the Board of Directors and became effective upon approval of the Plan by the stockholders of the Company on January 21, 2005:

New Plan Benefits

2005 Omnibus Incentive Plan

Name and Principal Position	Dollar Value in Cash and Company Stock if Corporate Performance Target Met at 80%	Dollar Value in Cash and Company Stock if Corporate Performance Target Met at 100%	Dollar Value in Cash and Company Stock if Corporate Performance Target Met at 115%
Ken Newman President and CEO	$206,000	$412,000	$618,000
David K. White Sr. Vice-President, Operations	$65,750	$131,500	$184,100
Frank J. Baumann Sr. Vice-President, Operations	$61,250	$122,500	$171,500
Jackie L. James Sr. Vice-President, Operations	$56,000	$112,000	$156,800
Donald W. Thayer Sr. Vice-President, Acquisitions	$58,000	$116,000	$162,400
Executive Group (7 total persons)	$549,000	$1,098,000	$1,578,400

No other awards have been granted under the Plan and it is not possible to calculate at this time the benefits of awards that may be granted in the future.

Item 1.02. Termination of a Material Definitive Agreement

The Company previously authorized grants of stock options under the Prior Plans. As a result of the approval of the Plan by the stockholders, no further options will be granted under the Prior Plans. Notwithstanding termination of the Prior Plans, stock options granted under the Prior Plans and outstanding on or prior to January 21, 2005, remain outstanding and subject to the terms and conditions of the Prior Plans. However, no additional grants or awards will be made under the Prior Plans after January 21, 2005.

Item 9.01. Financial Statements And Exhibits

(c) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Horizon Health Corporation 2005 Omnibus Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on December 15, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: February 3, 2005	By:	/s/ David K. Meyercord
David K. Meyercord
Senior Vice President – Administration and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Horizon Health Corporation 2005 Omnibus Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on December 15, 2004).

7